UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 11, 2011

Commission file number 333-113658

Sensus (Bermuda 2) Ltd. (Exact name of registrant as specified in its charter)	Sensus USA Inc. (Exact name of registrant as specified in its charter)

Bermuda	98-0413362	Delaware	51-0338883
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8601 Six Forks Road, Suite 700, Raleigh, North Carolina 27615

(Address of principal executive offices) (Zip Code)

(919) 845-4000

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2011, the Compensation Committee of the Board of Directors (the “Committee”) of Sensus (Bermuda 2) Ltd. and Sensus USA Inc. approved a change in the compensation of Mr. James Hilty, interim Chief Financial Officer & Vice President, Business Development. Mr. Hilty’s new base salary is $215,000, retroactive to be effective as of January 17, 2011. Mr. Hilty will also receive two lump-sum payments in the amount of $10,000, payable on April 18, 2011 and July 18, 2011. Incremental payments beyond July 2011 are subject to the Committee’s further review and approval. In all other respects, Mr. Hilty’s compensation and benefits remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSUS (BERMUDA 2) LTD.

Dated: February 15, 2011	By:	/s/ Peter Mainz

Name:	Peter Mainz
Title:	Chief Executive Officer & President

SENSUS USA INC.

Dated: February 15, 2011	By:	/s/ Peter Mainz

Name:	Peter Mainz
Title:	Chief Executive Officer & President